UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2008 (November 14, 2008)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Probable Transaction with Feldman Mall Properties, Inc.

On November 14, 2008, Inland American Real Estate Trust, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an agreement with Feldman Mall Properties, Inc., referred to herein as “Feldman,” and certain of its wholly owned subsidiaries.  We agreed to exchange all of our right, title and interest to two million shares of Feldman’s 6.85% Series A Cumulative Convertible Preferred Stock in return for Feldman causing its wholly owned subsidiaries, sometimes referred to herein as the “owners,” to convey to us all of their right, title and interest in and to the Stratford Square Mall, located in Bloomingdale, Illinois, the Northgate Mall, located in Cincinnati, Ohio, and The Golden Triangle Mall, located in Denton, Texas, together with the leases and related rights with respect to the tenants of each property, the tangible personal property located on or used in connection with each property and certain contracts and agreements affecting each property, to the extent transferable.  We have agreed to assume four mortgages encumbering the properties.  As of November 11, 2008, the principal amount of this indebtedness totaled $208.4 million.  We will also pay Feldman approximately $9.1 million in cash at closing.

The closing will take place no earlier than November 20, 2008 and no later than the later of (1) December 30, 2008 or (2) the date at which we obtain lender approval with respect to the assumption of the indebtedness described above.  We have reserved the right to revoke our offer to Feldman at any time prior to November 21, 2008, and we may terminate the agreement at any time, in our sole and absolute discretion, by providing notice of termination to Feldman and the owners.  The transaction is subject to various closing conditions, including, among other things, approval by our respective boards of directors, third party lenders and receipt of legal opinions, a fairness opinion and a solvency opinion by Feldman’s special counsel. We expect to be able to rely upon these opinions.

Under the agreement, the owners have the right to market the three properties until January 6, 2009 or until closing, if sooner.  If an owner receives, accepts and closes on any offer for one of the properties that is higher than the value of the property allocated to the property under this agreement, we will be credited certain amounts, including a break-up fee for our due diligence with respect to that property.  If the owners receive and accept an offer or offers for all of the properties, we will receive a $1 million break-up fee as well as $50 million in consideration for all of our shares of the 6.85% Series A Cumulative Convertible Preferred Stock.

Acquisition of the Rolling Plains Detention Facility.

On October 15, 2008, Inland Public Properties Development, Inc., our wholly owned subsidiary, referred to herein as “Inland Public Properties,” entered into a transaction in which Inland Public Properties purchased and leased a 548 bed, male correctional facility, located in Haskell, Texas, to be used by the State of Texas. Inland Public Properties purchased the facility from the City and County of Haskell, Texas, and the Development Company of Haskell, Inc. Inland Public Properties acquired the facility for approximately $21.1 million. Emerald Correctional Management LLC, herein referred to as “Emerald,” an unaffiliated third party, will operate the facility under authority of a Housing Agreement with the County of Haskell and an intergovernmental agreement with the Bureau of Immigration and Customs Enforcement. A triple-net lease with a five year term was executed between Inland Public Properties and Emerald with an internal expansion opportunity which, if exercised by Emerald, allows Inland Public Properties to supply the capital for necessary infrastructure improvements.

Acquisition of Villas at Shadow Creek Ranch.

On October 22, 2008, we purchased, for approximately $29.3 million in cash, Villas at Shadow Creek Ranch located in Pearland, Texas, adjacent to another property that we own, Waterford at Shadow Creek Apartments. Villas at Shadow Creek Ranch was completed in 2008, consists of 264 units of garden style apartments and is 97% occupied. On October 22, 2008, we pledged the property as collateral for a loan in the amount of approximately $16.1 million. The loan requires interest only payments at an annual rate of 5.705% and matures on November 1, 2013.

Acquisition of Addison Place Apartments.

On October 28, 2008, we purchased, for approximately $12.7 million in cash, the Addison Place Apartments located in Orlando, Florida, near the University of Central Florida. The 9.93 acre site contains an apartment complex, which will be demolished in the next few months as part of the construction of a 417 unit student housing facility to be known as University House at University of Central Florida. The proposed student housing development includes a five-story building containing 417 apartments with 996 bedrooms and an attached parking garage. Construction is expected to commence in the first quarter of 2009 after demolition is completed, and will most likely involve a phased delivery schedule with approximately 55% of the beds available for the fall 2010 school year and the remaining beds available for the fall 2011 school year.

Acquisition of Siegen Plaza.

On November 6, 2008, we purchased, for approximately $30.2 million in cash, Siegen Plaza, a retail shopping center located in Baton Rouge, Louisiana.  Siegen Plaza is a 156,468 square foot shopping center, built in 2001, and anchored by Conn’s and Ross Stores.  Siegen Plaza was 98% occupied as of the date of acquisition.

Acquisition of Legacy Apartments Portfolio.

On November 7, 2008, we purchased, for approximately $129.6 million in the aggregate, four apartment properties in Oklahoma.  Simultaneously at closing, we assumed loans on two properties and placed new financing on two properties as follows:

Property	City	Purchase Price ($)	Number of Units	Built	Occupancy (%)
Legacy Crossing (1)	Oklahoma City	29,897,254	396	2001	94
Legacy Corner (2)	Midwest City	26,600,000	298	2004	95
Legacy at Arts Quarter (3) (4)	Oklahoma City	37,697,735	303	2007	92
Legacy Woods (5)	Edmond	35,439,143	328	1999	97

(1)  On November 7, 2008, we assumed financing for Legacy Crossing in the amount of approximately $24.0 million. The loan requires principal and interest payments at an annual rate of 6.55% and matures in April 2042.

(2)  On November 7, 2008, we obtained financing for Legacy Corner in the amount of approximately $14.6 million. The loan requires interest only payments at an annual rate of 5.605% and matures on December 1, 2013.

(3) This property has a retail component consisting of approximately 11,302 square feet of local tenants. The occupancy rate for the retail component was 87% as of the date of acquisition.

(4) On November 7, 2008, we assumed financing for Legacy at Arts Quarter in the amount of approximately $29.9 million.  The loan requires principal and interest payments at an annual rate of 5.85% and matures in December 2047.

(5)  On November 7, 2008, we obtained financing for Legacy Woods in the amount of approximately $21.2 million. The loan requires interest only payments at an annual rate of 5.540% and matures on December 1, 2013.

Recent Financing Transactions.

The following table summarizes recent financings that we or our subsidiaries have obtained that are secured by first priority mortgages on our properties:

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Villas at Shadow Creek Ranch	10/22/2008	16,117,200	5.705%	11/01/2013
Legacy Crossing (1)	11/07/2008	23,967,163	6.550%	04/01/2042
Legacy Corner	11/07/2008	14,630,000	5.605%	12/01/2013
Legacy at Arts Quarter (1)	11/07/2008	29,901,102	5.850%	12/01/2047
Legacy Woods	11/07/2008	21,190,000	5.540%	12/01/2013

(1)

The loans on these two properties were assumed at acquisition.

On November 12, 2008, we repaid the principal balance, or approximately $60 million, of our loan secured by The Woodlands Waterway ®Marriott Hotel & Convention Center.  The lender, Principal Commercial Funding II, LLC, permitted us to pay this balance at a 90.5% discount, for a total payment of approximately $54.7 million plus accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  November 20, 2008